EXHIBIT 12




                   THE MONTANA POWER COMPANY



      Computation of Ratio of Earnings to Fixed Charges
                   (Dollars in Thousands)


                                               Twelve Months
                                                   Ended
                                            December 31, 1993
                                            ------------------

      Net Income                                  $107,196

      Income Taxes                                  54,120
                                                 ----------
                                                  $161,316
                                                 ----------


      Fixed Charges:
          Interest                                $ 48,142
          Amortization of Debt Discount,
            Expense and Premium                      1,768
          Rentals                                   36,631
                                                 ----------
                                                  $ 86,541

                                                 ----------
      Earnings Before Income Taxes
        and Fixed Charges                         $247,857
                                                 ==========



      Ratio of Earnings to Fixed Charges            2.86 X
                                                 ==========